Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

As previously announced, on June 28, 2026, Zymeworks Inc. (“Zymeworks” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Theravance Biopharma, Inc. (“Theravance”) and Zymeworks Merger Sub 1, a wholly owned subsidiary of Zymeworks (“Merger Sub”). On September 23, 2026, pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Theravance (the “Merger”), with Theravance surviving the Merger as a wholly owned subsidiary of Zymeworks.

At the effective time of the Merger, each ordinary share of Theravance issued and outstanding immediately prior to the effective time, other than certain excluded shares as specified in the Merger Agreement, was cancelled and converted into the right to receive (i) $17.00 in cash, without interest, and (ii) one contingent value right (“CVR”), representing a non-transferable contractual right to receive, subject to the terms and conditions of the contingent value rights agreement, a pro rata share of (a) 80% of the net proceeds received by Zymeworks or its affiliates from any license, divestiture or other monetization transaction involving ampreloxetine executed during the ten-year period following the effective time of the Merger, (b) $50 million in cash upon the first commercial sale of ampreloxetine by Zymeworks or its affiliates in the United States, United Kingdom, Spain, France, Germany or Italy on or prior to the expiration of such ten-year period, and (c) 10% of the net sales of ampreloxetine received by Zymeworks or its affiliates, on a country-by-country basis, from the date of first commercial sale until the later of the tenth anniversary of such date, patent expiration or loss of exclusivity (collectively, the “Merger Consideration”).

At the effective time of the Merger, each outstanding Theravance stock option, restricted stock unit (“RSU”) award and performance stock unit (“PSU”) award was cancelled and converted into the right to receive cash consideration and, as applicable, CVRs in accordance with the terms of the Merger Agreement. The cash consideration payable with respect to each stock option was based on the excess, if any, of the $17.00 per share cash consideration over the applicable exercise price, while the cash consideration payable with respect to RSU and PSU awards was based on the $17.00 per share cash consideration and the applicable number of underlying Theravance ordinary shares.

The cash portion of the Merger Consideration was financed through a combination of (i) $350 million non-dilutive, non-recourse notes from OMERS Life Sciences (the “Financing Transaction”), (ii) cash acquired from Theravance and (iii) Zymeworks’ available cash on hand. Under the terms of the non-recourse notes, 75% of the YUPELRI profit-share cash flows are contractually assigned to OMERS Life Sciences to service the associated debt obligations. The notes are secured by the assets and entities related to YUPELRI and have no recourse to the remainder of Zymeworks’ business.

The non-recourse notes bear interest at a rate of 8.25% per annum, with interest payable quarterly in arrears. Under these terms, an amount equal to 75% of YUPELRI Adjusted Net Profit, after payment of certain fees and expenses, is applied first to accrued interest, then to principal attributable to previously capitalized interest deficiencies and thereafter to remaining principal and other obligations under the notes.

To the extent available cash flows are insufficient to pay accrued and unpaid interest on a payment date, such unpaid interest is paid in kind and capitalized by increasing the outstanding principal amount of the notes and thereafter accrues interest at the applicable rate. Upon the occurrence and continuation of certain events of default, the applicable interest rate increases by 3.0% per annum. The notes mature on December 31, 2036, at which time all outstanding principal, accrued and unpaid interest and other amounts due under the notes become payable.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2026, and the year ended December 31, 2025, give effect to the Merger as if it had occurred on January 1, 2025. A pro forma condensed combined balance sheet as of September 30, 2026, is not presented because the Merger is reflected in the Company’s consolidated balance sheet as of September 30, 2026, and is included in the Company’s Quarterly Report on Form 10-Q filed on November 9, 2026.

For purposes of the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2026, we have utilized Zymeworks’ unaudited historical consolidated statement of operations for the nine months ended September 30, 2026, Theravance’s unaudited historical consolidated statement of operations for the six months ended June 30, 2026, and Theravance’s unaudited historical results for the stub period from July 1, 2026 through September 22, 2026, derived from Theravance’s books and records. For purposes of the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025, we have utilized Zymeworks’ and Theravance’s audited historical consolidated statements of operations for the year ended December 31, 2025.

The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes thereto, as well as (i) Zymeworks’ unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2026, included in its Quarterly Report on Form 10-Q filed on November 9, 2026; (ii) Zymeworks’ audited consolidated financial statements as of and for the year ended December 31, 2025, included in its Annual Report on Form 10-K filed on March 2, 2026; (iii) Theravance’s unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2026, included in its Quarterly Report on Form 10-Q filed on August 11, 2026; and (iv) Theravance’s audited consolidated financial statements as of and for the year ended December 31, 2025, included in its Annual Report on Form 10-K filed on March 23, 2026.

The unaudited pro forma condensed combined financial information has been prepared for illustrative and informational purposes only and is not necessarily indicative of the financial position or results of operations that actually would have been realized had the Merger occurred as of the dates indicated. The unaudited pro forma condensed combined financial information also should not be considered indicative of the future financial position or results of operations of Zymeworks. The pro forma adjustments are preliminary and have been made solely for the purpose of providing the unaudited pro forma condensed combined financial information required by applicable SEC rules. Differences between these preliminary estimates and the final acquisition accounting may be material.

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

For the Nine Months Ended September 30, 2026

Expressed in thousands of U.S. dollars except per share data	Zymeworks Historical	Theravance January 1, 2026 through June 30, 2026 (Note 2)	Theravance July 1, 2026 through September 22, 2026 (Note 2)	Merger Transaction Accounting Adjustments (Note 3)	Note	Financing Transaction Accounting Adjustments (Note 4)	Note	Pro Forma Combined
Revenue:
License and milestone revenue	250,000	—	—	—		—		250,000
Viatris collaboration agreement revenue	1,546	38,430	19,275	—		—		59,251
Royalty and other revenue	11,912	—	—	—		—		11,912

Total revenue	$263,458	$38,430	$19,275	$—		$—		$321,163
Operating expenses:
Research and development	98,018	14,841	654	(2,769)	(b)/(c)	—		110,744
Selling, general and administrative	77,140	41,349	46,825	8,812	(a)/(b)/(c)/(f)	—		174,126

Total operating expenses	175,158	56,190	47,479	6,043		—		284,870
Income (loss) from operations	88,300	(17,760)	(28,204)	(6,043)		—		36,293
Other (expense) income:
Interest income	8,471	6,499	3,210	(9,262)	(d)	—		8,918
Interest expense related to sale of future revenue	(15,346)	—	—	—		(21,189)	(a)	(36,535)
Other (expense) income, net	179	—	—	—		—		179

Total other (expense) income, net	(6,696)	6,499	3,210	(9,262)		(21,189)		(27,438)

Income (loss) before income taxes	81,604	(11,261)	(24,994)	(15,305)		(21,189)		8,855
Income tax (expense) recovery	2,915	430	(9,557)	3,826	(g)	5,297	(b)	2,911

Net income (loss)	$84,519	$(10,831)	$(34,551)	$(11,479)		$(15,892)		$11,766
Net income (loss) per common share:
Basic	$1.16							$0.16
Diluted	$1.08							$0.15
Weighted-average common stock outstanding:
Basic	73,079,426							73,079,426
Diluted	78,173,571							78,173,571

See the accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

For the Fiscal Year Ended December 31, 2025

Expressed in thousands of U.S. dollars except per share data	Zymeworks Historical	Theravance Historical (Note 2)		Merger Transaction Accounting Adjustments (Note 3)	Note	Financing Transaction Accounting Adjustments (Note 4)	Note	Pro Forma Combined
Revenue:
License and milestone revenue	88,184		32,500	—		—		120,684
Viatris collaboration agreement revenue	—		74,964	—		—		74,964
Royalty and other revenue	17,781		—	—		—		17,781

Total revenue	$105,965		$107,464	$—		$—		$213,429
Operating expenses:
Research and development	137,000		37,414	2,769	(b)/(c)	—		177,183
Selling, general and administrative	61,514		73,652	51,125	(a)/(b)/(c)/(f)	—		186,291

Total operating expenses	198,514		111,066	53,894		—		363,474
Income (loss) from operations	(92,549)		(3,602)	(53,894)		—		(150,045)
Other (expense) income:
Interest income	13,354		10,173	(8,772)	(d)	—		14,755
Interest expense related to sale of future revenue	—		—	—		(31,078)	(a)	(31,078)
Other (expense) income, net	(559)		122,676	2,461	(e)	—		124,578

Total other (expense) income, net	12,795		132,849	(6,311)		(31,078)		108,255

Income (loss) before income taxes	(79,754)		129,247	(60,205)		(31,078)		(41,790)
Income tax (expense) recovery	(1,376)		(23,352)	15,051	(g)	7,770	(b)	(1,907)

Net income (loss)	$(81,130)		$105,895	$(45,154)		$(23,308)		$(43,697)
Net income (loss) per common share:
Basic	$(1.08)	$						$(0.58)
Diluted	$(1.08)	$						$(0.58)
Weighted-average common stock outstanding:
Basic	75,404,897							75,404,897
Diluted	75,413,396							75,413,396

See the accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X, as amended by SEC Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaced the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction and present reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (referred to as “Management’s Adjustments”). Zymeworks elected not to present Management’s Adjustments and has presented only Transaction Accounting Adjustments related to the Merger and the financing entered into in connection with the Merger in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary to assist in understanding the combined company following consummation of the Merger.

The unaudited pro forma condensed combined financial information was prepared by combining the historical financial information of Zymeworks and Theravance and applying the related Transaction Accounting Adjustments described herein. The Transaction Accounting Adjustments are comprised of the following:

•

Merger Transaction Accounting Adjustments - the settlement of outstanding equity awards and other compensation-type costs resulting from the Merger and expenses resulting from the preliminary adjustment of historical assets acquired and liabilities assumed by the Company to their estimated fair values associated with the Merger.

•	Financing Transaction Accounting Adjustments – including the resulting interest expense from the Financing Transaction and amortization of debt issuance costs and debt discount.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2026, and the year ended December 31, 2025, were prepared as if the Merger had occurred on January 1, 2025. The pro forma adjustments are based on currently available information and certain estimates and assumptions and, therefore, the actual effects of the Merger may differ from those reflected in the pro forma adjustments.

Upon completion of the Merger, Zymeworks obtained control of Theravance and was determined to be the accounting acquirer. Accordingly, the Merger was accounted for as a business combination using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Under the acquisition method of accounting, the aggregate consideration transferred was allocated to the identifiable assets acquired and liabilities assumed based upon their estimated acquisition-date fair values. The excess of the consideration transferred over the estimated fair value of the identifiable net assets acquired was recorded as goodwill. The unaudited pro forma condensed combined financial information is based on preliminary estimates of the fair values of the assets acquired and liabilities assumed, which require significant estimates and assumptions. These estimates and assumptions may change upon finalization of the purchase price allocation, which could have a corresponding impact on the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not reflect the impact of any potential restructuring or integration activities that have yet to be determined, nor does it reflect the impact of any potential cost savings, operating synergies, revenue synergies or other benefits that may result from the Merger.

The estimated income tax impacts of the pre-tax Transaction Accounting Adjustments reflected in the unaudited pro forma condensed combined financial information were calculated using estimated statutory tax rates based on preliminary assumptions regarding the jurisdictions in which the related income and expense adjustments will be recorded.

2. Reclassifications

The accounting policies and presentation followed in preparing the unaudited pro forma condensed combined financial information are those used by Zymeworks as set forth in its historical financial statements. Certain financial statement line items were classified to conform with the current year financial statements. These reclassifications will be included in the fiscal year 2026 Form 10-K. The unaudited pro forma condensed combined financial information reflects adjustments known at this time to conform Theravance’s historical financial statement presentation to that of Zymeworks.

The following reclassifications were made to align Theravance’s historical financial statement presentation with Zymeworks’ historical financial statement presentation:

For the six months ended June 30, 2026, as compared to Zymeworks.

(in thousands)
Theravance’s Historical Consolidated Statement of Operations Line Items	Zymeworks Consolidated Statement of Income (Loss) Line Items	Theravance Historical After Reclassification for the Six Months ended June 30, 2026	Note
Viatris collaboration agreement	Viatris collaboration agreement revenue	$38,430	(a	)
Transaction-related expenses	Selling, general and administrative	$6,089	(b	)
Restructuring expenses	Research and development	$4,300	(c	)
Restructuring expenses	Selling, general and administrative	$3,364	(c	)
Interest and other income, net	Interest income	$6,499	(d	)
Provision for income tax expense	Income tax (expense) recovery	$430	(e	)

(a)	Reclassified $38,430 of Viatris collaboration agreement to Viatris collaboration agreement revenue.
(b)	Reclassified $6,089 of Transaction-related expenses to Selling, general and administrative
(c)	Reclassified $4,300 of Restructuring expenses to Research and development and $3,364 to Selling, general and administrative
(d)	Reclassified $6,499 of Interest and other income, net to Interest income
(e)	Reclassified $430 of Provision for income tax expense to Income tax (expense) recovery

For the period July 1, 2026, through September 22, 2026, as compared to Zymeworks.

(in thousands)
Theravance’s Historical Consolidated Statement of Operations Line Items	Zymeworks Consolidated Statement of Income (Loss) Line Items	Theravance Historical After Reclassification for the period July 1, 2026 through September 22, 2026	Note
Viatris collaboration agreement	Viatris collaboration agreement revenue	$19,275	(a	)
Transaction-related expenses	Selling, general and administrative	$31,609	(b	)
Restructuring expenses	Research and development	$900	(c	)
Restructuring expenses	Selling, general and administrative	$8,851	(c	)
Interest and other income, net	Interest income	$3,210	(d	)
Provision for income tax expense	Income tax (expense) recovery	$(9,557)	(e	)

(a)	Reclassified $19,275 of Viatris collaboration agreement to Viatris collaboration agreement revenue.
(b)	Reclassified $31,609 of Transaction-related expenses to Selling, general and administrative
(c)	Reclassified $900 of Restructuring expenses to Research and development and $8,851 to Selling, general and administrative
(d)	Reclassified $3,210 of Interest and other income, net to Interest income
(e)	Reclassified $(9,557) of Provision for income tax expense to Income tax (expense) recovery

For the fiscal year ended December 31, 2025, as compared to Zymeworks consolidated statements of loss for the fiscal year ended December 31, 2025.

(in thousands)
Theravance’s Historical Consolidated Statement of Operations Line Items	Zymeworks Consolidated Statement of Income (Loss) Line Items	Theravance Historical After Reclassification for the Year Ended December 31, 2025	Note
Viatris collaboration agreement	Viatris collaboration agreement revenue	$74,964	(a	)
Net gain on realized contingent milestone and royalty assets	Other (expense) income, net	$75,137	(b	)
TRELEGY milestone income	Other (expense) income, net	$50,000	(c	)
Interest expense (non-cash)	Other (expense) income, net	$(2,461)	(d	)
Interest and other income, net	Interest income	$10,173	(e	)
Provision for income tax expense	Income tax (expense) recovery	$(23,352)	(f	)

(a)	Reclassified $74,964 of Viatris collaboration agreement to Viatris collaboration agreement revenue.
(b)	Reclassified $75,137 of Net gain on realized contingent milestone and royalty assets to Other (expense) income, net
(c)	Reclassified $50,000 of TRELEGY milestone income to Other (expense) income, net
(d)	Reclassified $(2,461) of Interest expense (non-cash) to Other (expense) income, net
(e)	Reclassified $10,173 of Interest and other income, net to Interest income
(f)	Reclassified $(23,352) of Provision for income tax expense to Income tax (expense) recovery

3. Merger Transaction Accounting Adjustments

Preliminary Purchase Consideration and Purchase Price Allocation

The preliminary consideration transferred in connection with the Merger was calculated as follows:

(in thousands, except per share amounts)
Theravance ordinary shares outstanding as of September 23, 2026	52,190
Consideration per share	$17.00

Consideration paid for outstanding ordinary shares	$887,233
Fair value of Theravance equity award settlements attributable to pre-combination period	28,392

Consideration paid for outstanding shares and equity awards	915,625
Less: Theravance cash acquired	(355,213)

Net consideration paid	$560,412

As part of the Merger, Zymeworks settled outstanding Theravance equity awards in accordance with the terms of the Merger Agreement. Outstanding Theravance stock options, restricted stock unit awards and performance stock unit awards were cancelled at the effective time of the Merger in exchange for cash consideration and, as applicable, CVRs based on the number of Theravance ordinary shares underlying such awards. The portion of the fair value of the equity award settlements attributable to pre-combination service was included in the consideration transferred, with any remaining portion attributable to post-combination service recognized separately from the business combination as compensation expense. The preliminary fair value of Theravance equity awards included in the consideration transferred was $28,392. The portion attributable to post-combination service is reflected in adjustment (b) below.

In connection with the Merger, Zymeworks incurred nonrecurring transaction costs directly attributable to the acquisition, which were recognized separately from the business combination and excluded from the consideration transferred. For purposes of the unaudited pro forma condensed combined statements of operations, transaction costs were adjusted to reflect the Merger as if it had occurred on January 1, 2025, including the recognition of costs not reflected in the historical statements of operations and the elimination of costs previously recognized, as applicable.

At the closing of the Merger, Zymeworks also issued CVRs to former Theravance shareholders pursuant to the terms of the contingent value rights agreement. No fair value was assigned to the CVR based on the remote likelihood of the future events occurring.

The preliminary purchase price allocation, based on management’s preliminary estimate of the respective fair values of the assets acquired and liabilities assumed, was as follows:

(in thousands)
Accounts Receivable	$20,325
TRELEGY milestone receivable	96,700
Prepaid expenses and other current assets	7,337
Long-term prepaids and other assets	22,545
Property and equipment, net	4,817
Operating lease right-of-use assets	33,210
YUPELRI product rights intangible asset	415,400
VIBATIV royalty rights intangible asset	6,800
Favorable sublease contracts	8,607

Total assets acquired	$615,741

Accounts payable and accrued liabilities	6,898
Current portion of operating lease liability	9,094
Long-term portion of operating lease liability	28,798
Other long-term liabilities	244
Unrecognized tax benefits	91,564
Deferred tax liability	23,117
Total liabilities assumed	159,715

Net assets acquired	$456,026
Total purchase price	560,412

Goodwill	$104,386

The preliminary estimates were based on data available to Zymeworks as of the date the unaudited pro forma condensed combined financial information was prepared and may change upon completion of the final purchase price allocation. Any change in the estimated fair value of the assets acquired and liabilities assumed or the estimated fair value of the consideration transferred will have a corresponding impact on the amount of goodwill recognized. Changes in the values assigned to the finite-lived identifiable intangible asset also may have a corresponding impact on amortization expense recognized in future periods. The impact of any changes in the purchase price allocation could have a material impact on the amounts presented in the unaudited pro forma condensed combined financial information in future periods.

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations are as follows:

(a) Amortization of Acquired Intangible Asset

Represents the recognition of amortization expense associated with the finite-lived intangible asset acquired in the Merger based on its preliminary acquisition-date fair value and estimated useful life, offset by the elimination of historical amortization expense recognized by Theravance related to such asset, as applicable.

The pro forma adjustment was calculated as follows:

Nine Months Ended September 30, 2026
(in thousands, except years)	Preliminary Fair Value	Estimated Useful Life	Amortization Expense
YUPELRI profit-sharing rights	$415,400	14.3	$21,814
VIBATIV royalty rights	$6,800	9.3	$550
Favorable subleases	$8,607	3.7	$1,750
Amortization already recorded			$(600)

Pro forma adjustment			$23,514

Year Ended December 31, 2025
(in thousands, except years)	Preliminary Fair Value	Estimated Useful Life	Amortization Expense
YUPELRI profit-sharing rights	$415,400	14.3	$29,085
VIBATIV royalty rights	$6,800	9.3	$733
Favorable subleases	$8,607	3.7	$2,334

Pro forma adjustment			$32,152

(b) Equity Award Compensation

The adjustment includes the recognition of the non-recurring one-time compensation cost resulting from the settlement of all outstanding Theravance equity awards. The Theravance equity awards had double-trigger change in control provisions and as a result, compensation cost was recognized for the amount attributable to the post-combination period. The adjustment removes compensation expense recognized in the nine months ended September 30, 2026 and recognizes these costs in the year ended December 31, 2025. The pro forma adjustment is reflected within Selling, general and administrative and Research and development in the unaudited pro forma condensed combined statements of operations.

The pro forma adjustment was calculated as follows:

(in thousands)	Nine Months Ended September 30, 2026	Year Ended December 31, 2025
Selling, general and administrative	$(8,554)	$8,554
Research and development	$(2,027)	$2,027

(c) Severance Expense

Represents the adjustment to reflect non-recurring severance costs associated with employee terminations resulting from the Merger. The Theravance severance plans included double trigger change in control provisions and as a result of the Company’s decisions to terminate certain employees, compensation cost was recognized. The adjustment includes the recognition of severance expense in the year ended December 31, 2025, and the elimination of the corresponding expense for the nine months ended September 30, 2026. The pro forma adjustment is reflected within Selling, general and administrative and Research and development in the unaudited pro forma condensed combined statements of operations.

The pro forma adjustment was calculated as follows:

(in thousands)	Nine Months Ended September 30, 2026	Year Ended December 31, 2025
Selling, general and administrative	$(8,252)	$8,252
Research and development	$(742)	$742

(d) Reduction in Interest Income

Represents the reduction in Interest income associated with the Theravance cash and cash equivalents used to fund the Merger.

(in thousands)	Nine Months Ended September 30, 2026	Year Ended December 31, 2025
Reduction in Interest income	$(9,262)	$(8,772)

(e) Future Royalty Payment Contingency

Represents the elimination of historical interest expense associated with Theravance’s future royalty payment contingency related to ampreloxetine. The future royalty payment contingency was not assigned any fair value based on the likelihood of commercial success of ampreloxetine. Accordingly, for purposes of the unaudited pro forma condensed combined statements of operations, historical interest expense associated with the future royalty payment contingency was eliminated as if the Merger had occurred on January 1, 2025.

(in thousands)	Year Ended December 31, 2025
Elimination of historical interest expense associated with the future royalty payment contingency	$2,461

(f) Lease Expense

Represents the adjustment to operating lease expense associated with leases assumed in the Merger based on the acquisition-date measurement of the related right-of-use assets and lease liabilities, offset by the elimination of historical operating lease expense recognized by Theravance related to such leases. The resulting pro forma adjustment is reflected within Selling, general and administrative expenses in the unaudited pro forma condensed combined statements of operations.

The pro forma adjustment was calculated as follows:

(in thousands, except years)	Nine Months Ended September 30, 2026	Year Ended December 31, 2025
Pro Forma Operating Lease Expense	$7,813	$10,417
Less: Theravance historical lease expense	$(5,709)	$(8,250)

Pro forma adjustment	$2,104	$2,167

(g) Income Taxes

Represents the estimated income tax effects of the Merger Adjustments. The incremental tax impacts were calculated using an estimated statutory tax rate of 25.0%. Tax expense was adjusted to record the income tax impacts of the Merger Adjustments using this estimated tax rate. This rate does not reflect the combined company’s effective tax rate, which includes other items and may be significantly different from the rate assumed for purposes of preparing the unaudited pro forma condensed combined financial information.

4. Financing Transaction Accounting Adjustments

In connection with the Merger, Zymeworks financed a portion of the cash consideration through the issuance of $350 million aggregate principal amount of senior secured notes pursuant to a non-recourse financing arrangement with OMERS Life Sciences. The notes are secured by certain assets and entities related to YUPELRI and are non-recourse to the remainder of Zymeworks’ business. Pursuant to the terms of the financing arrangement, 75% of the U.S. YUPELRI profit-share cash flows are contractually assigned to OMERS Life Sciences to service the associated debt obligations.

The Financing Transaction Accounting Adjustments give effect to the financing entered into in connection with the Merger as if such financing had occurred on January 1, 2025.

(a) Interest Expense

Represents the estimated interest expense associated with the senior secured notes, including the amortization or accretion of related financing fees or discounts. The pro forma adjustment was calculated as follows:

(in thousands)	Nine Months Ended September 30, 2026	Year Ended December 31, 2025
Interest expense associated with senior secured notes	$(20,444)	$(29,286)
Amortization/accretion of financing fees or discount	$(1,335)	$(1,792)
Interest expense already recorded	$591	$—

Pro forma adjustment	$(21,189)	$(31,078)

(b) Income Taxes

Represents the estimated income tax effects of the Financing Transaction Adjustments. The incremental tax impacts were calculated using an estimated statutory tax rate of 25.0%. Tax expense was adjusted to record the income tax impacts of the Financing Transaction Adjustments using this estimated tax rate. This rate does not reflect the combined company’s effective tax rate, which includes other items and may be significantly different from the rate assumed for purposes of preparing the unaudited pro forma condensed combined financial information.

5. Earnings/(Loss) Per Share

Pro forma basic and diluted earnings/(loss) per share were calculated using the pro forma Net income/(loss) attributable to Zymeworks common stockholders and the applicable basic and diluted weighted-average shares outstanding for the respective periods presented. As the Merger did not result in the issuance of Zymeworks common shares as consideration to former Theravance shareholders or in settlement of Theravance equity awards, no adjustment was made to Zymeworks’ historical basic weighted-average shares outstanding as a result of the Merger.

The calculation of pro forma basic and diluted earnings/(loss) per share is as follows:

(in thousands, except per share amounts)	Nine Months Ended September 30, 2026	Year Ended December 31, 2025
Pro forma Net income/(loss) attributable to common stockholders	$11,766	$(43,697)
Weighted-average common shares outstanding - basic	73,079,426	75,404,897
Weighted-average common shares outstanding - diluted	78,173,571	75,413,396
Pro forma earnings/(loss) per share - basic	$0.16	$(0.58)
Pro forma earnings/(loss) per share - diluted	$0.15	$(0.58)